UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2011 (April 19, 2011)

AFH Acquisition IV, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53072	41-2254389
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

9595 Wilshire Boulevard, Suite 700 Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 492-9898

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No.1 to the Current Report on Form 8-K filed by AFH Acquisition IV, Inc. on April 25, 2011 (the “Original Filing”) is filed solely to amend the referenced item number from “Item 1.02” to “Item 1.01” and correct the submission type.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 21, 2011, AFH Acquisition IV, Inc., a Delaware corporation  (the “Company”) entered into a Merger Agreement (the “Merger Agreement”) with Emmaus Medical, Inc., a Delaware corporation (“Emmaus”), AFH Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“AFH Merger Sub”), and AFH Holding and Advisory LLC, a Nevada limited liability company and affiliate of the Company (“AFH Advisory”) pursuant to which Emmaus will merge with and into AFH Merger Sub, with Emmaus as the surviving entity (the “Merger”) and a wholly-owned subsidiary of the Company.

Pursuant to the Merger Agreement, (A) each share of common stock, par value $0.001 per share of Emmaus (the “Emmaus Common Stock”), other than shares held by Emmaus stockholders who have validly exercised their appraisal rights under Section 262 of the General Corporation Law of the State of Delaware, shall be exchanged into 29.48548924976 shares of common stock, par value $0.001 per share of the Company (the “Company Common Stock”); (B) each share underlying an option to purchase Emmaus Common Stock will be exchanged into 29.48548924976 shares of Company Common Stock underlying options to purchase Company Common Stock, (C) each share underlying an outstanding warrant to purchase Emmaus Common Stock will be exchanged into 29.48548924976 shares of Company Common Stock underlying warrants to purchase Company Common Stock (the “Company Warrants”), and (D) each share of Emmaus Common Stock underlying promissory notes convertible into Emmaus Common Stock shall be exchanged into  29.48548924976 shares of Company Common Stock underlying promissory notes convertible into Company Common Stock.

In addition, the Company entered into a share cancellation agreement (the “Cancellation Agreement”) pursuant to which the Company’s majority stockholder, AFH Holding and Advisory LLC agreed to cancel 1,827,750 shares of Company Common Stock on the closing date of the Merger.

After giving effect to the terms of the Merger Agreement and the Cancellation Agreement, the Company expects that we will have outstanding 24,423,716 shares of common stock, options to purchase 23,590 shares of common stock, warrants to purchase 292,596 shares of common stock and convertible notes convertible into 260,098 shares of our common stock immediately after the closing of the Merger.

The consummation of the Merger is subject to certain conditions and if consummated will result in a change in control of the Company.  In connection with the change of control there will be a new board of directors and management of the Company.

The description of the Merger Agreement and Cancellation Agreement described herein is intended to be a summary only and is qualified in its entirety by the terms and conditions of the Merger Agreement and Cancellation Agreement attached hereto as Exhibits 10.1 and 10.2, respectively.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On April 19, 2011, in connection with a private placement offering of up to of up to 500,000 shares (the “Offering”) of Company Common Stock, at a purchase price per share equal to $2.00 subject to an over-allotment option to increase the Offering to 600,000 shares, the Company sold an aggregate of 577,750 shares of Company Common Stock to accredited investors (the “Investors”), for aggregate cash proceeds equal to $1,155,500.

The shares of Company Common Stock issued to the Investors were not registered under the Securities Act. These securities qualified for exemption under Rule 506 promulgated under Section 4(2) of the Securities Act since the issuance of securities by the Company did not involve a “public offering”.  The issuance was not a public offering based upon the following factors: (i) a limited number of securities were issued to a limited number of offerees; (ii) there was no public solicitation; (iii) each offeree was an “accredited investor”; and (iv) the investment intent of the offerees.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS

d) Exhibits.

The exhibits listed in the following exhibit index are filed as part of this current report.

Exhibit No.	Description

2.1*	Merger Agreement (filed as Exhibit 2.1 to the Original Filing).
10.1*	Share Cancellation Agreement (filed as Exhibit 10.1 to the Original Filing).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFH ACQUISITION IV, INC.

Date: April 29, 2011	By:	/s/ Amir F. Heshmatpour
	Name:	Amir F. Heshmatpour
	Title:	President